Exhibit 99.1

Intel Reports Second-Quarter Results

  Second-Quarter Revenue $8.0 Billion, Up 12 Percent Sequentially
  Gross Margin 51 Percent, Up 5.5 Points Sequentially
  Charge of $1.45 Billion Associated with the European Commission (EC) Fine
  Non-GAAP Operating Income $1.4 Billion, GAAP Operating Loss $12 Million
  Non-GAAP Net Income $1.0 Billion, GAAP Net Loss $398 Million
  Non-GAAP Earnings Per Share 18 Cents, GAAP Loss Per Share 7 Cents

(note: Non-GAAP Figures Exclude Only the EC Fine)

SANTA CLARA, Calif.--(BUSINESS WIRE)--July 14, 2009--Intel Corporation today reported second-quarter revenue of $8.0 billion. Excluding the effects of the European Commission fine, the company had non-GAAP operating income of $1.4 billion, net income of $1.0 billion and EPS of 18 cents. On a GAAP-basis, the company reported an operating loss of $12 million, a net loss of $398 million and a loss per share of 7 cents.

“Intel’s second-quarter results reflect improving conditions in the PC market segment with our strongest first- to second-quarter growth since 1988 and a clear expectation for a seasonally stronger second half,” said Paul Otellini, Intel president and CEO. “Intel's strategy of investing in new technologies and innovative products, combined with ongoing focus on operating efficiencies, continues to yield benefits that are evident in our strengthening financial performance.”

Non-GAAP Results (excluding the EC Fine)
	Q2 2009	vs. Q2 2008	vs. Q1 2009
Revenue	$8.0 billion	down $1.4 billion	up $879 million
Operating Income/(Loss)	$1.4 billion	down $820 million	up $788 million
Net Income/(Loss)	$1.0 billion	down $552 million	up $420 million
Earnings/(Losses) Per Share	18 cents	down 10 cents	up 7 cents
GAAP Results (including the EC Fine)
	Q2 2009	vs. Q2 2008	vs. Q1 2009
Revenue	$8.0 billion	down $1.4 billion	up $879 million
Operating Income/(Loss)	($12) million	down $2.3 billion	down $659 million
Net Income/(Loss)	($398) million	down $2.0 billion	down $1.0 billion
Earnings/(Losses) Per Share	(7) cents	down 35 cents	down 18 cents

Key Financial Information

  Microprocessor units were higher versus the first quarter.
  Gross margin was 50.8 percent, higher than the company’s expectation.
  The average selling price (ASP) for microprocessors was down sequentially.
  Excluding shipments of Intel Atom microprocessors, the ASP was slightly down sequentially.
  Revenue from Intel® Atom™ microprocessors and chipsets was $362 million, up 65 percent sequentially.
  Inventories were down by $240 million in the second quarter.
  Spending (R&D plus MG&A) was $2.6 billion, slightly higher than the company’s expectation.
  Restructuring and asset impairment charges were $91 million, better than the company’s expectation.
  The net loss from equity investments and interest and other was $38 million, better than the company’s expectation.
  The company recorded a tax provision of $348 million. The EC fine is not tax deductible.

Business Outlook

Intel’s Business Outlook includes the effects of the Wind River Systems Inc. acquisition, but does not include the potential impact of any other mergers, acquisitions, divestitures or business combinations that may be completed after July 13.

Q3 2009:

  Revenue: $8.5 billion, plus or minus $400 million.
  Gross margin percentage: 53%, plus or minus 2 percentage points.
  Spending (R&D plus MG&A): approximately $2.8 billion.
  Restructuring and asset impairment charges: Approximately $40 million.
  Amortization of acquisition-related intangibles and costs: Approximately $40 million.
  Net loss from equity investments and interest and other: Approximately $80 million.
  Depreciation: Approximately $1.2 billion.

Full-Year 2009:

  Spending (R&D plus MG&A): Between $10.6 billion and $10.8 billion, up from the prior outlook of $10.4 to $10.6 billion. This figure excludes the $1.45 billion expense associated with the EC fine recognized during the second quarter.
  Capital spending: Expected to be $4.7 billion plus or minus $200 million, down from $5.2 billion in 2008.
  Depreciation: $4.8 billion plus or minus $100 million, unchanged.
  Tax rate: Approximately 23 percent for the third and fourth quarters, versus the company’s prior expectation of 24 percent.

Status of Business Outlook

During the quarter, Intel’s corporate representatives may reiterate the Business Outlook during private meetings with investors, investment analysts, the media and others. From the close of business on August 28 until publication of the company’s third-quarter earnings release, Intel will observe a “Quiet Period” during which the Business Outlook disclosed in the company’s press releases and filings with the SEC should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to an update by the company.

Risk Factors

The above statements and any others in this document that refer to plans and expectations for the third quarter, the year and the future are forward-looking statements that involve a number of risks and uncertainties. Many factors could affect Intel’s actual results, and variances from Intel’s current expectations regarding such factors could cause actual results to differ materially from those expressed in these forward-looking statements. Intel presently considers the following to be the important factors that could cause actual results to differ materially from the corporation’s expectations.

  Ongoing uncertainty in global economic conditions poses a risk to the overall economy as consumers and businesses may defer purchases in response to tighter credit and negative financial news, which could negatively affect product demand and other related matters. Consequently, demand could be different from Intel's expectations due to factors including changes in business and economic conditions, including conditions in the credit market that could affect consumer confidence; customer acceptance of Intel’s and competitors’ products; changes in customer order patterns including order cancellations; and changes in the level of inventory at customers.
  Intel operates in intensely competitive industries that are characterized by a high percentage of costs that are fixed or difficult to reduce in the short term and product demand that is highly variable and difficult to forecast. Additionally, Intel is in the process of transitioning to its next generation of products on 32nm process technology, and there could be execution issues associated with these changes, including product defects and errata along with lower than anticipated manufacturing yields. Revenue and the gross margin percentage are affected by the timing of new Intel product introductions and the demand for and market acceptance of Intel's products; actions taken by Intel's competitors, including product offerings and introductions, marketing programs and pricing pressures and Intel’s response to such actions; and Intel’s ability to respond quickly to technological developments and to incorporate new features into its products.
  The gross margin percentage could vary significantly from expectations based on changes in revenue levels; capacity utilization; start-up costs, including costs associated with the new 32nm process technology; variations in inventory valuation, including variations related to the timing of qualifying products for sale; excess or obsolete inventory; product mix and pricing; manufacturing yields; changes in unit costs; impairments of long-lived assets, including manufacturing, assembly/test and intangible assets; and the timing and execution of the manufacturing ramp and associated costs.
  Expenses, particularly certain marketing and compensation expenses, as well as restructuring and asset impairment charges, vary depending on the level of demand for Intel's products and the level of revenue and profits.
  The tax rate expectation is based on current tax law and current expected income. The tax rate may be affected by the jurisdictions in which profits are determined to be earned and taxed; changes in the estimates of credits, benefits and deductions; the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.
  The current financial stress affecting the banking system and financial markets and the going concern threats to investment banks and other financial institutions have resulted in a tightening in the credit markets, a reduced level of liquidity in many financial markets, and heightened volatility in fixed income, credit and equity markets. There could be a number of follow-on effects from the credit crisis on Intel’s business, including insolvency of key suppliers resulting in product delays; inability of customers to obtain credit to finance purchases of our products and/or customer insolvencies; counterparty failures negatively impacting our treasury operations; increased expense or inability to obtain short-term financing of Intel’s operations from the issuance of commercial paper; and increased impairments from the inability of investee companies to obtain financing. Gains or losses from equity securities and interest and other could also vary from expectations depending on gains or losses realized on the sale or exchange of securities; gains or losses from equity method investments; impairment charges related to debt securities as well as equity and other investments; interest rates; cash balances; and changes in fair value of derivative instruments. The current volatility in the financial markets and overall economic uncertainty increases the risk that the actual amounts realized in the future on our debt and equity investments will differ significantly from the fair values currently assigned to them.

  The majority of our non-marketable equity investment portfolio balance is concentrated in companies in the flash memory market segment, and declines in this market segment or changes in management’s plans with respect to our investments in this market segment could result in significant impairment charges, impacting restructuring charges as well as gains/losses on equity investments and interest and other.
  Intel's results could be impacted by adverse economic, social, political and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns and fluctuations in currency exchange rates.
  Intel's results could be affected by adverse effects associated with product defects and errata (deviations from published specifications), and by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust and other issues, such as the litigation and regulatory matters described in Intel's SEC reports.

A detailed discussion of these and other factors that could affect Intel’s results is included in Intel’s SEC filings, including the report on Form 10-Q for the fiscal quarter ended March 28, 2009.

Earnings Webcast

Intel will hold a public webcast at 2:30 p.m. PDT today on its Investor Relations Web site at www.intc.com. A webcast replay and MP3 download will also be made available on the site.

Intel [NASDAQ: INTC], the world leader in silicon innovation, develops technologies, products and initiatives to continually advance how people work and live. Additional information about Intel is available at www.intel.com/pressroom and blogs.intel.com

Intel, the Intel logo and Intel Atom are trademarks of Intel Corporation in the United States and other countries.

* Other names and brands may be claimed as the property of others.

INTEL CORPORATION
CONSOLIDATED SUMMARY STATEMENT OF OPERATIONS DATA
(In millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 27,	June 28,	June 27,	June 28,
	2009	2008	2009	2008
NET REVENUE	$8,024	$9,470	$15,169	$19,143
Cost of sales	3,945	4,221	7,852	8,687
GROSS MARGIN	4,079	5,249	7,317	10,456

Research and development	1,303	1,468	2,620	2,935
Marketing, general and administrative	1,250	1,430	2,450	2,779
R&D AND MG&A	2,553	2,898	5,070	5,714
European Commission fine	1,447	-	1,447	-
Restructuring and asset impairment charges	91	96	165	425
OPERATING EXPENSES	4,091	2,994	6,682	6,139
OPERATING INCOME (LOSS)	(12)	2,255	635	4,317
Gains (losses) on equity investments, net	(69)	(109)	(182)	(168)
Interest and other, net	31	167	126	335
INCOME (LOSS) BEFORE TAXES	(50)	2,313	579	4,484
Provision for taxes	348	712	348	1,440
NET INCOME (LOSS)	$(398)	$1,601	$231	$3,044

BASIC EARNINGS (LOSS) PER COMMON SHARE	$(0.07)	$0.28	$0.04	$0.53
DILUTED EARNINGS (LOSS) PER COMMON SHARE	$(0.07)	$0.28	$0.04	$0.52

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	5,595	5,699	5,584	5,743
DILUTED	5,595	5,800	5,656	5,840

INTEL CORPORATION
CONSOLIDATED SUMMARY BALANCE SHEET DATA
(In millions)

	June 27,	Mar. 28,	Dec. 27,
	2009	2009	2008[1]
CURRENT ASSETS
Cash and cash equivalents	$3,826	$3,536	$3,350
Short-term investments	5,195	4,256	5,331
Trading assets	2,603	2,807	3,162
Accounts receivable, net	1,938	2,086	1,712
Inventories:
Raw materials	385	380	608
Work in process	1,209	1,448	1,577
Finished goods	1,211	1,217	1,559
	2,805	3,045	3,744
Deferred tax assets	1,217	1,337	1,390
Other current assets	883	1,075	1,182
TOTAL CURRENT ASSETS	18,467	18,142	19,871

Property, plant and equipment, net	17,515	17,815	17,574
Marketable equity securities	513	412	352
Other long-term investments	3,002	2,513	2,924
Goodwill	3,932	3,932	3,932
Other long-term assets	5,632	5,640	5,819
TOTAL ASSETS	$49,061	$48,454	$50,472

CURRENT LIABILITIES
Short-term debt	$24	$31	$102
Accounts payable	1,726	1,669	2,390
Accrued compensation and benefits	1,412	1,134	2,015
Accrued advertising	718	738	807
Deferred income on shipments to distributors	480	468	463
Other accrued liabilities	2,719	2,301	2,041
TOTAL CURRENT LIABILITIES	7,079	6,341	7,818

Long-term income taxes payable	556	662	736
Long-term debt	1,174	1,170	1,185
Other long-term liabilities	1,205	1,217	1,187
Stockholders' equity:
Preferred stock	-	-	-
Common stock and capital in excess of par value	13,995	13,845	13,402
Accumulated other comprehensive income (loss)	(153)	(390)	(393)
Retained earnings	25,205	25,609	26,537
TOTAL STOCKHOLDERS' EQUITY	39,047	39,064	39,546
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$49,061	$48,454	$50,472

[1]	As adjusted due to the implementation of FSP APB 14-1“Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”

INTEL CORPORATION
SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION
(In millions)

	Q2 2009	Q1 2009	Q2 2008
GEOGRAPHIC REVENUE:
Asia-Pacific	$4,409	$3,647	$4,805
	55%	51%	51%
Americas	$1,698	$1,510	$1,985
	21%	21%	21%
Europe	$1,153	$1,273	$1,741
	14%	18%	18%
Japan	$764	$715	$939
	10%	10%	10%

CASH INVESTMENTS:
Cash and short-term investments	$9,021	$7,792	$8,391
Trading assets - marketable debt securities (1)	2,284	2,521	3,127
Total cash investments	$11,305	$10,313	$11,518

TRADING ASSETS:
Trading assets - equity securities
offsetting deferred compensation (2)	$319	$286	$443
Total trading assets - sum of 1+2	$2,603	$2,807	$3,570

SELECTED CASH FLOW INFORMATION:
Depreciation	$1,211	$1,208	$1,042
Share-based compensation	$258	$213	$243
Amortization of intangibles	$75	$62	$63
Capital spending	($981)	($1,509)	($1,151)
Investments in non-marketable equity instruments	($83)	($41)	($231)
Stock repurchase program	-	-	($2,500)
Proceeds from sales of shares to employees, tax benefit & other	$1	$247	$381
Dividends paid	($784)	($779)	($800)

EARNINGS PER COMMON SHARE INFORMATION:
Weighted average common shares outstanding - basic	5,595	5,573	5,699
Dilutive effect of employee equity incentive plans	-	10	50
Dilutive effect of convertible debt	-	51	51
Weighted average common shares outstanding - diluted	5,595	5,634	5,800

STOCK BUYBACK:
Shares repurchased	-	-	109
Cumulative shares repurchased (in billions)	3.3	3.3	3.2
Remaining dollars authorized for buyback (in billions)	$7.4	$7.4	$9.5

OTHER INFORMATION:
Employees (in thousands)	80.5	82.5	81.8

INTEL CORPORATION
SUPPLEMENTAL OPERATING RESULTS AND OTHER INFORMATION
($ in millions)

	Three Months Ended		Six Months Ended
OPERATING SEGMENT INFORMATION:	Q2 2009	Q2 2008	Q2 2009	Q2 2008
Digital Enterprise Group
Microprocessor revenue	3,418	4,108	6,676	8,344
Chipset, motherboard and other revenue	886	1,265	1,637	2,470
Net revenue	4,304	5,373	8,313	10,814
Operating income	917	1,709	1,620	3,472

Mobility Group
Microprocessor revenue	2,554	2,742	4,742	5,468
Chipset and other revenue	927	1,055	1,653	1,998
Net revenue	3,481	3,797	6,395	7,466
Operating income	803	1,252	1,047	2,418

All Other
Net revenue	239	300	461	863
Operating loss	(1,732)	(706)	(2,032)	(1,573)

Total
Net revenue	8,024	9,470	15,169	19,143
Operating income (loss)	(12)	2,255	635	4,317

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this earnings release contains non-GAAP financial measures that exclude the charge incurred as a result of the European Commission (EC) fine in the amount of €1.06 billion, or about $1.45 billion. In this earnings release the expense associated with the fine is presented separately within operating expenses in the second quarter of 2009. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show the reader, how our performance compares to other periods. Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

INTEL CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
OPERATING INCOME, NET INCOME, AND EARNINGS PER COMMON SHARE;
EXCLUDING EUROPEAN COMMISSION FINE
(In millions, except per-share amounts)

	Three Months Ended			Six Months Ended
	June 27,		June 28,	June 27,	June 28,
	2009		2008	2009	2008

GAAP OPERATING INCOME (LOSS)	$(12)		$2,255	$635	$4,317
Adjustment for EC fine	1,447		-	1,447	-
OPERATING INCOME EXCLUDING EC FINE	$1,435		$2,255	$2,082	$4,317

GAAP NET INCOME (LOSS)	$(398)		$1,601	$231	$3,044
Adjustment for EC fine	1,447		-	1,447	-
NET INCOME EXCLUDING EC FINE	$1,049		$1,601	$1,678	$3,044

GAAP DILUTED EARNINGS (LOSS) PER COMMON SHARE	$(0.07)		$0.28	$0.04	$0.52
Adjustment for EC fine	0.25		-	0.26	-
DILUTED EARNINGS PER COMMON SHARE EXCLUDING EC FINE	$0.18	(1)	$0.28	$0.30	$0.52

(1) Calculated based on common shares of 5,678 for three months ended June 27, 2009, which is the number of common shares that would have been used in the calculation of diluted earnings per common share if the Company had GAAP net income.